                                                                    EXHIBIT 99.2

             INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                         NOTICE OF GUARANTEED DELIVERY
                 of 14% Senior Secured Discount Notes due 2001

     As set forth in the Prospectus dated ______, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") of International Wireless Communications Holdings, Inc. (the "Issuer") under "The Exchange Offer, How to Tender" and in the Letter of Transmittal for 14% Senior Secured Discount Notes due 2001 (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of the Issuer if: (i) certificates for the above-referenced Notes (the "Old Notes") are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.

                            TO: BANKERS TRUST COMPANY
                            (the "Exchange Agent")

       By Mail:                           By Hand:                     By Overnight Mail or Courier:
BT Services Tennessee, Inc.          Bankers Trust Company              BT Services Tennessee, Inc.
   Reorganization Unit            Corporate Trust and Agency            Corporate Trust and Agency
     P.O. Box 292737                        Group                                 Group
 Nashville, TN 37229-2737          Receipt & Delivery Window               Reorganization Unit
                                  123 Washington St.  1st Floor          648 Grassmere Park Road
                                       New York, NY 10006                  Nashville, TN 37211

                                        For information call:
                                          (800) 735-7777

                                Confirm:  (615) 835-3572
                              Facsimile:  (615) 835-3701

             Delivery of this instrument to an address other than
            as set forth above or transmittal of this instrument to
              a facsimile or telex number other then as set forth
                  above does not constitute a valid delivery.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

     The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on _________, 1996, unless extended by the Issuer. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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
SIGNATURES                                   Principal amount of Old Notes
- -                                            Exchanged: $________________________________
Signature of Owner                           Certificate Nos. of Old Notes (if available)
- -                                            ____________________________________________
Signature of Owner (if more than one)        ____________________________________________
Dated: __, 1996                              Total $_____________________________________
Name(s):_____________________________        IF OLD NOTES WILL BE DELIVERED BY BOOK-ENTRY
     X                                       TRANSFER, PROVIDE THE DEPOSITORY TRUST
(Please Print)                               COMPANY ("DTC") ACCOUNT NO.: _______________
Address: ____________________________        Account No. ________________________________
         ____________________________
         ____________________________
(Include Zip Code)
Area Code and
Telephone No.: __
Capacity (full title), if signing in a
representative\capacity: _____________
- -
Taxpayer Identification or Social Security
                   No.:
____________________

                             GUARANTEE OF DELIVERY

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) that such tender of the above-described securities complies with Rule 10b-4 under the Exchange Act, and (c) that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:                           _____________________________
_____________________________               (Authorized Signature)
_____________________________           Title: ______________________
Number and Street or P.O. Box
_____________________________           Date:________________________
City State Zip Code
Tel. No. ____________________
Fax No.: ____________________

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.